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Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-51112 and No. 333-64479) pertaining to the EPIC Healthcare Group, Inc. Profit Sharing Plan of our report dated June 4, 2004, with respect to the financial statements of the EPIC Healthcare Group, Inc. Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31,2003.

                                                           /s/ Ernst & Young LLP

Nashville, Tennessee
June 22, 2004